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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF STATE STREET BOSTON CORPORATION

         The following table sets forth the name of each subsidiary and the state or other jurisdiction of its organization. Certain subsidiaries of State Street have been omitted in accordance with the SEC rules because, when considered in the aggregate, they did not constitute a significant subsidiary of State Street.

                                                           State or Jurisdiction
Name                                                          of Organization

State Street Bank and Trust Company                             Massachusetts
   State Street Bank and Trust Company, N.A.                    New York
   State Street Bank and Trust Company of New Hampshire, N.A.   New Hampshire
   State Street Bank and Trust Company of Missouri, N.A.        Missouri
   State Street Boston Capital Corporation                      Massachusetts
   State Street Boston Leasing Company, Inc.                    Massachusetts
      SPLS, Inc.                                                Massachusetts
   State Street California, Inc.                                California
   State Street Massachusetts Securities Corporation            Massachusetts
   State Street Bank International                              New York
   State Street Video Services, Inc.                            Massachusetts
      High Street Investments, Inc.                             Massachusetts
   Investors Fiduciary Trust Company                            Missouri
   Princeton Financial Systems, Inc.                            New Jersey
   Wendover Financial Services Corporation                      North Carolina
   State Street International Holdings                          Massachusetts
      State Street Australia Limited                            New South Wales
      State Street Bank GmbH                                    Germany
      State Street Bank Luxembourg, S.A.                        Luxembourg
      State Street Banque, S.A.                                 France
      State Street Gestion, S.A.                                France
      State Street Trust Company, Canada                        Canada
      State Street Trust and Banking Company Limited            Japan
      European Financial Data Services Limited (50% owned)      United Kingdom
SSB Investments, Inc.                                           Massachusetts
SSB Realty, Inc.                                                Massachusetts
State Street Florida, Inc.                                      Florida
State Street Global Advisors, Inc.                              Delaware
   State Street Global Advisors, United Kingdom, Limited        United Kingdom
   State Street Global Advisors, Australia, Limited             New South Wales
Boston Financial Data Services (50% owned)                      Massachusetts

All of the above wholly-owned subsidiaries are included in the consolidated financial statements for State Street.